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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 9, 1998   COMMISSION FILE
NUMBER: 1-9627

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                        ZENITH NATIONAL INSURANCE CORP.

             (Exact name of Registrant as specified in its Charter)

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
      DELAWARE              95-2702776
   (State or Other         (IRS Employer
   Jurisdiction of      Identification No.)
   Incorporation)

21255 CALIFA STREET,
 WOODLAND HILLS, CA
(Address of principal       91367-5021
 executive offices)         (Zip Code)
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       Registrant's telephone number, including area code: (818) 713-1000

         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS

    On April 1, 1998, pursuant to the Asset Purchase Agreement between Zenith Insurance Company, a wholly owned subsidiary of the Registrant ("Zenith Insurance"), and RISCORP Inc. and certain of its subsidiaries (collectively, "RISCORP"), Zenith Insurance acquired substantially all of the assets and certain liabilities of RISCORP related to RISCORP's workers' compensation business. At the closing, Zenith Insurance paid RISCORP $35 million in cash. The final purchase price, which will take into account the amount already paid, is not yet known, is subject to a determination process, and will be equal to the excess of the value of the transferred assets over the value of the transferred liabilities as of April 1, 1998, each determined in accordance with generally accepted accounting and actuarial principles.

    The Asset Purchase Agreement provides a three-step process for determination of the final purchase price. As the first step of this process, on June 9, 1998, RISCORP provided Zenith Insurance with a "Proposed Business Balance Sheet" indicating that RISCORP's determination of the final purchase price is approximately $141 million. As the second step of this process, on July 9, 1998, Zenith Insurance provided RISCORP with proposed adjustments, prepared in conjunction with Zenith Insurance's external accounting and actuarial consultants, to the Proposed Business Balance Sheet. These proposed adjustments, which may change after discussions with RISCORP, result in large part from differences in the estimation of losses and loss adjustment expense reserves, primarily related to differences in actuarial methodology and assumptions, including anticipated loss development. If upheld in the final step of the price determination process, these adjustments would suggest in the aggregate that the value of the liabilities assumed by Zenith Insurance exceeds the value of the assets transferred to Zenith Insurance by as much as $68 million, and that the final purchase price will be no greater than the $35 million already paid by Zenith Insurance at closing.

    If Zenith Insurance and RISCORP are unable to reach agreement on the adjustments proposed by Zenith Insurance, the Asset Purchase Agreement requires, as the final step of the price determination process, that all items in dispute be submitted to a neutral auditor and a neutral actuary who are to act as experts and not as arbitrators to resolve such dispute. Zenith Insurance cannot predict the outcome of this price determination process and, therefore, the final purchase price at this time.

    Zenith Insurance has provided notice to RISCORP of certain breaches of representations, warranties and covenants made by RISCORP in the Asset Purchase Agreement. These breaches may result in recovery by Zenith Insurance of a portion of the purchase price otherwise payable by Zenith Insurance. In addition, Zenith Insurance believes it is entitled to receive certain assets of RISCORP, including security deposits held by state insurance departments, that were not transferred to Zenith Insurance at closing.

    Zenith Insurance is considering the purchase of ceded reinsurance protection relating to development of the losses and loss adjustment expense reserves assumed from RISCORP. No assurance can be given that Zenith Insurance will be able to obtain such reinsurance on terms and conditions that are acceptable to it.

NOTE ON FORWARD-LOOKING INFORMATION

    This report contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities and Exchange Act of 1934, as amended. The words "believe," "estimate," "expect," "intend," "anticipate," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include but are not limited to the following: (i) uncertainties with respect to the final purchase price to be paid by Zenith Insurance under the Asset Purchase Agreement; (ii) the value of the transferred assets and the transferred liabilities; (iii) the ability of Zenith Insurance to recover any amounts from RISCORP for breaches of representations, warranties and covenants under the Asset Purchase Agreement; (iv) Zenith Insurance's ability to recover from RISCORP certain assets not transferred to Zenith Insurance at closing; (v) the ability of Zenith Insurance to obtain satisfactory ceded reinsurance protection relating to development of losses and loss adjustment expense reserves assumed from RISCORP; and (vi) other risks detailed herein and from time to time in the Registrant's other reports and filings with the Securities and Exchange Commission.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                ZENITH NATIONAL INSURANCE CORP.

Dated: July 9, 1998             By:            /s/ FREDRICKA TAUBITZ
                                     ------------------------------------------
                                                 Fredricka Taubitz
                                              EXECUTIVE VICE PRESIDENT
                                             & CHIEF FINANCIAL OFFICER
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